UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

               ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

                              (614) 283-6500
(Registrant's telephone number, including area code)

               Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 21, 2013, Abercrombie & Fitch Management Co., a subsidiary of Abercrombie & Fitch Co., elected to draw down the full $150 million available under the Term Loan Agreement, dated as of February 24, 2012, among Abercrombie & Fitch Management Co., as the Borrower; Abercrombie & Fitch Co., as a guarantor; the Lending Institutions party thereto; and PNC Bank, National Association, as Agent (the "Term Loan Agreement") as amended by Amendment No. 1 thereto, dated as of January 23, 2013 (the "Term Credit Facility Amendment"). The term loan has an effective interest rate of 1.96% and will mature on February 23, 2017.
Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" of the Current Report on Form 8-K filed by Abercrombie & Fitch Co. with the SEC on February 29, 2012 (the "February 29, 2012 Form 8-K"), relating to the entering into of the Term Loan Agreement, which document was included as Exhibit 4.1 to the February 29, 2012 Form 8-K.
Please also see the description in "Item 1.01. Entry into a Material Definitive Agreement" of the Current Report on Form 8-K filed by Abercrombie & Fitch Co.with the SEC on January 25, 2013 (the "January 25, 2013 Form 8-K”), related to the entering into of the Term Credit Facility Amendment, which document was included as Exhibit 4.2 to the January 25, 2013 Form 8-K.

Item 8.01. Other Events.
On February 26, 2013, Abercrombie & Fitch announced the promotion of Amy Zehrer to the position of Executive Vice President, Stores, from Senior Vice President, effective immediately. Zehrer will continue to report to Chairman & CEO, Mike Jeffries. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	Press Release issued by Abercrombie & Fitch Co. on February 26, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: February 26, 2013	By: /s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.        Description

99.1	Press Release issued by Abercrombie & Fitch Co. on February 26, 2013